UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On October 13, 2016, with an effective date of October 19, 2016, Michael J. Gross was appointed as an independent member of our board of directors.

There is no arrangement or understanding between Mr. Gross and any other persons pursuant to which Mr. Gross was selected as a director. There are no transactions involving Mr. Gross requiring disclosure under Item 404(a) of Regulation S-K. Mr. Gross’ compensation for service as a non-employee director will be consistent with that of our other non-employee directors, subject to proration to reflect the commencement date of his service on the Board. The non-employee director compensation structure is described under the caption “Compensation of Directors” in the proxy statement for our December 18, 2015 Annual Meeting of Stockholders which was filed with the Securities and Exchange Commission on November 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: October 19, 2016
	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO